PURCHASE AND WAIVER AGREEMENT
                          Dated as of October 21, 2002
                                  by and among
                      CCC INFORMATION SERVICES GROUP INC.,
                                CCC CAPITAL TRUST
                                       and
                          CAPRICORN INVESTORS III, L.P.


                                TABLE OF CONTENTS

1.     PURCHASE  OF  THE  SECURITIES                                     1

       1.1     Purchase  of  Trust  Preferred  Stock                     1

       1.2     Closing                                                   2

       1.3     Delivery                                                  2

       1.4     Trust Obligations to Register the Sale                    2

       1.5     Escrow                                                    2

2.     WAIVER  AND  RELEASE                                              2

       2.1     Waiver  of  Transfer  Restrictions                        2

       2.2     Dissolution  of  Trust                                    2

       2.3     Release  of  Rights;  Claims                              2

       2.4     Waiver  of  Non-Disclosure                                3

3.     PURCHASER'S  REPRESENTATIONS  AND  WARRANTIES                     3

       3.1     No  Violation;  Necessary  Consents                       3

4.     SELLER'S  REPRESENTATIONS  AND  WARRANTIES                        3

       4.1     No  Violation;  Necessary  Consents                       3

5.     MISCELLANEOUS                                                     4

       5.1     Complete  Agreement;  Modification  of  Agreement         4

       5.2     Governing  Law                                            4

       5.3     Binding  Effect                                           4

       5.4     Survival                                                  4

       5.5     Section  and  Other  Headings                             4

       5.6     Severability                                              4

       5.7     Counterparts                                              4

       5.8     Publicity                                                 5


                          PURCHASE AND WAIVER AGREEMENT
                          -----------------------------
          THIS PURCHASE AND WAIVER AGREEMENT (this "Agreement"), dated as of October 21, 2002, is entered into by and among CCC Information Services Group Inc., a Delaware corporation ("Purchaser"), CCC Capital Trust, a statutory business trust organized under the laws of the State of Delaware ("Trust"), and Capricorn Investors III, L.P., a Delaware limited partnership ("Seller").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

          WHEREAS, pursuant to the Securities Purchase Agreement, dated as of February 23, 2001, among Purchaser, Trust and Seller (the "Capricorn Purchase Agreement"), the Trust issued and sold to Seller 15,000 Trust Preferred Securities of Trust (including any certificates representing such securities, the "Original Trust Preferred Securities");

          WHEREAS, Seller has received an additional 1,179 Trust Preferred Securities of Trust (the "PIK Trust Preferred Securities," and, taken together with the Original Trust Preferred Securities, the "Trust Preferred Securities") pursuant to in-kind Distributions on the Original Trust Securities made on March 31, 2001, June 30, 2001, September 30, 2001, and December 31, 2001;

          WHEREAS, Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, upon the terms and conditions hereinafter provided, the 16,179 Trust Preferred Securities owned by Seller (the "Sale");

          WHEREAS, subsequent to the Sale, Purchaser, as the owner of all of the trust securities issued by the Trust, intends to dissolve the Trust in accordance with the terms of the Amended and Restated Declaration of Trust, dated as of February 23, 2001, as the same may be amended from time to time (the "Declaration"); and

          WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Declaration.

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.  PURCHASE  OF  THE  SECURITIES

     1.1 PURCHASE OF TRUST PREFERRED STOCK. Subject to the terms and conditions hereof, at the Closing (as defined in Section 1.2 below), Purchaser agrees to purchase from Seller, and Seller shall sell to Purchaser, the Trust Preferred Securities for an aggregate amount of $16,259,895.00 (the "Purchase Price"). The Purchase Price includes, and shall be deemed full satisfaction of, the liquidation amounts and all Distributions payable in respect of the Trust Preferred Securities through and including the Closing Date (as defined in Section 1.2 below). The Purchase Price shall be sent by Purchaser to Seller by wire or intrabank transfer of immediately available funds directed as follows:

Bank:               Citibank,  N.A.
City:               New  York,  NY
ABA  Number:        021-000-089
Account  Number:    5916-5619
Account  Name:      Capricorn  Investors  III,  L.P.
Reference:          Karen  Lawrence

     1.2 CLOSING. The Closing of the Sale hereunder (the "Closing") is taking place concurrently with the execution and delivery of this Agreement (the "Closing Date").

     1.3 DELIVERY. At the Closing, (i) Seller is delivering to Purchaser the Trust Preferred Securities, in proper form duly endorsed by Seller for transfer in accordance with the Declaration and the Trust Preferred Securities, and (ii) Purchaser is delivering the Purchase Price to Seller by wire transfer of immediately available funds in accordance with Section 1.1 hereof.

     1.4 TRUST OBLIGATIONS TO REGISTER THE SALE. Trust hereby agrees, promptly following the Closing, to take or cause to be taken by any Trustee any action necessary under the Declaration to register the transfer of the Trust Preferred Securities from Seller to Purchaser pursuant to the Sale in accordance with the terms of the Declaration.

     1.5 ESCROW. (a) Seller will cause its legal counsel, O'Melveny & Myers LLP, to deliver to Skadden, Arps, Slate, Meagher & Flom (Illinois), legal counsel to Purchaser, to be held in escrow, on or prior to the Closing Date, the Trust Preferred Securities, which shall be duly endorsed by Seller.

     (b) Seller hereby authorizes the Trust Preferred Securities to be released from escrow to Purchaser immediately upon receipt by Seller of the Purchase Price in accordance with Sections 1.1 and 1.3 hereof.

2.  WAIVER  AND  RELEASE

     2.1 WAIVER OF TRANSFER RESTRICTIONS. Trust, Purchaser and Seller hereby waive the application of any and all restrictions on transfer of the Trust Preferred Securities imposed by any of the Capricorn Purchase Agreement (including, without limitation, Section 6.3 thereof), the Declaration (including, without limitation, Annex 1 attached thereto) or the Trust Preferred Securities. This Agreement shall be deemed a written waiver of any such restrictions on transfer of the Trust Preferred Securities to the extent that a writing is required to evidence such waiver under any of the Capricorn Purchase Agreement, the Declaration or the Trust Preferred Securities.

     2.2 DISSOLUTION OF TRUST. Seller and Trust hereby acknowledge the intent of Purchaser, following the Closing, to dissolve the Trust in accordance with the terms of the Declaration.

     2.3 RELEASE OF RIGHTS; CLAIMS. As of the Closing, each of Purchaser, Seller and Trust expressly (i) relinquish, release and render ineffective all of their respective rights, powers and interests derived from or under each of the Capricorn Purchase Agreement, the Declaration and the Trust Preferred Securities (including, without limitation, any rights to Distributions under each of the foregoing) to the extent such rights, powers or interests relate to the Trust Preferred Securities and (ii) release each other party hereto from any claims arising under each of the Capricorn Purchase Agreement, the Declaration and the Trust Preferred Securities (including, without limitation, any claims pursuant to any indemnification provisions contained in each of the foregoing) to the extent such claims relate (solely or in part) to the Trust Preferred Securities and/or the dissolution of the Trust as contemplated in Section 2.2 hereof. Notwithstanding the foregoing, Seller's rights under Section 6.2 of the Capricorn Purchase Agreement shall continue in effect in accordance with the terms thereof after the Closing.

     2.4 WAIVER OF NON-DISCLOSURE. Seller is a sophisticated seller with respect to the Trust Preferred Securities, has adequate information concerning the business and financial condition of Purchaser and Trust to make an informed decision regarding the sale of the Trust Preferred Securities and has independently, and without reliance upon Purchaser and based on such information as it deemed appropriate, made its own credit and legal analysis and decision to sell the Trust Preferred Securities. Seller acknowledges that Purchaser may possess material or non-public information with respect to Purchaser and Trust which is not known to Seller (the "Excluded Information"), that Seller has not requested the Excluded Information and that Purchaser shall have no liability to Seller with respect to the non-disclosure of the Excluded Information. Seller hereby waives and releases any and all claims which it would otherwise have with respect to the non-disclosure of the Excluded Information.

3.  PURCHASER'S  REPRESENTATIONS  AND  WARRANTIES.

     3.1 NO VIOLATION; NECESSARY CONSENTS. Purchaser hereby represents and warrants to Seller that the execution, delivery and performance of this Agreement, the Sale and the consummation of any other transactions contemplated by any of the foregoing: (i) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which Purchaser is a party or by which Purchaser or any of its property is bound and (ii) do not require the consent or approval of, or any filing with, any government agency, regulatory authority or other Person; except, in each case, for those consents or approvals which have been obtained by Purchaser or waived by such Person on or prior to the Closing (including, but not limited to, the waivers provided in Sections 1.3, 2.1, 2.3, and 2.4 hereof and otherwise in this Agreement) or would not have, individually or in the aggregate, a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means, with respect to a party to this Agreement, (i) a material impairment of the ability of such party to perform any of its obligations under this Agreement, (ii) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits to another party under, this Agreement or (iii) a material and adverse effect upon the operations, condition or results of operations of such party and its subsidiaries on a consolidated basis.

4.  SELLER'S  REPRESENTATIONS  AND  WARRANTIES

     4.1  NO  VIOLATION;  NECESSARY  CONSENTS.   Seller  hereby  represents  and
warrants to Purchaser that the execution, delivery and performance of this Agreement, the Sale and the consummation of any other transactions contemplated by any of the foregoing: (i) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which Seller is a party or by which Seller or any of its property is bound and (ii) except for the filing of an amendment to the Schedule 13D filed by Seller and certain of its affiliates, do not require the consent or approval of, or any filing with, any government agency, regulatory authority or any other Person; except, in each case, for those consents or approvals which have been obtained by Seller or waived by such Person on or prior to the Closing (including, but not limited to, the waivers provided in Sections 1.3, 2.1, 2.3, and 2.4 hereof and otherwise in this Agreement) or would not have, individually or in the aggregate, a Material Adverse Effect.

5.  MISCELLANEOUS

     5.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. This Agreement and the transactions contemplated herein constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except as provided herein. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto or their respective successors or assigns, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     5.2 GOVERNING LAW. This Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

     5.3 BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     5.4 SURVIVAL. The representations and warranties of Purchaser and Seller in this Agreement shall not survive the Closing Date.

     5.5 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     5.6 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     5.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     5.8 PUBLICITY. Neither Purchaser nor Seller shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, Purchaser may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as Purchaser may be advised by its counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law, subject to advance consultation with Seller.

                            [SIGNATURE PAGE FOLLOWS]

     IN  WITNESS  WHEREOF,  Purchaser,  Trust  and  Seller  have  executed  this
Agreement  as  of  the  day  and  year  first  above  written.


     Purchaser:
     ---------

     CCC  INFORMATION  SERVICES  GROUP,  INC.

     By:
             ------------------
     Name:   Reid  E.  Simpson
     Title:  Executive  Vice  President  and  Chief  Financial  Officer

     Trust:
     -----

     CCC  CAPITAL  TRUST

     By:
            -------------------
     Name:  Robert  Guttman
     Title: Administrative  Trustee

     Seller:
     ------

     CAPRICORN  INVESTORS  III,  L.P.

     By:    CAPRICORN  HOLDINGS  III,  LLC,
            Its  general  partner

     By:
            -------------------
     Name:  Dudley  C.  Mecum
     Title: Managing  Director